Exhibit 4.8

HealthSouth Corporation

6.50% Series A Convertible Perpetual Preferred Stock

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made as of February 28, 2006, by and among HealthSouth Corporation, a Delaware corporation (the “Company”) and the purchasers listed in the signature pages of this Agreement (the “Purchasers”). The Company proposes to issue and sell (the “Offering”) to the Purchasers upon the terms set forth in the purchase agreement, dated February 28, 2006 (the “Purchase Agreement”), between the Purchasers and the Company, 400,000 shares (the “Securities”) of its 6.50% Convertible Perpetual Preferred Stock, par value $0.10 per share, which shall have the rights, powers and preferences set forth in the Certificate of Designations (the “Certificate of Designations”) of 6.50% Series A Convertible Perpetual Preferred Stock, each having an initial liquidation preference of $1,000 per Security, for the aggregate purchase price set forth in the Purchase Agreement. The Securities are convertible into common stock, par value of $0.01 per share (the “Common Stock”), of the Company. In satisfaction of a condition to the obligations of the Purchasers in the Purchase Agreement, the Company agrees with the Purchasers and the Holders (as defined herein) as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” or “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Dividends” has the meaning given to such term in Section 7(a) hereof.

“Affiliate” of any specified person means any other person which, directly or indirectly, controls, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York are authorized or required by law to close.

“Certificate of Designations” has the meaning set forth in the first paragraph to this Agreement.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” has the meaning set forth in the first paragraph of this Agreement.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Effective Date” means the date on which the Registration Statement filed pursuant to Section 2 is declared effective by the Commission.

“Effectiveness Deadline” means the 180th day following the Filing Deadline.

“Electing Holder” has the meaning given to such term in Section 3(a)(ii) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means the 30th day following the day the Company is required under the Exchange Act to file its Annual Report on Form 10-K with the Commission for the fiscal year ending December 31, 2006 (giving effect to any extensions under the Exchange Act).

“Holder” and “Holders” each mean any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Notice of Registration” means a Notice of Registration Statement in a form to be reasonably agreed to by the Company and the Holders.

“Offering” has the meaning set forth in the first paragraph to this Agreement.

“Person” means any individual, partnership, corporation, trust, or unincorporated organization, or a governmental agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), with respect to the terms of the offering of any portion of the Securities covered by such Shelf Registration Statement, as amended or supplemented by all amendments (including post-effective amendments) and supplements to the Prospectus.

“Purchase Agreement” has the meaning set forth in the first paragraph to this Agreement.

“Purchasers” has the meaning set forth in the first paragraph to this Agreement.

“Registrable Securities” means (i) any Securities and (ii) any Common Stock issuable upon conversion of the Securities, in each case that has not been registered under the Act, unless such Security or Common Stock issuable upon conversion of such Security has been sold in compliance with Rule 144 or is eligible for sale pursuant to Rule 144(k).

“Registration Default” has the meaning given to such term in Section 7(a) hereof.

“Securities” has the meaning set forth in the first paragraph to this Agreement.

“Selling Securityholder Questionnaire” means the Selling Securityholder Notice and Questionnaire in the form attached as Exhibit B to the Private Placement Memorandum, dated February 28, 2006, relating to the Securities.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Period” has the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement filed under the Securities Act on an appropriate form providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Transfer Agent” means Mellon Investor Services, LLC, the transfer agent for the Securities, or any successor Transfer Agent pursuant to the terms of the Certificate of Designations.

“Underwritten Registration” or “Underwritten Offering” means a registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

2. Shelf Registration. (a) The Company shall as promptly as practicable prepare and, not later than the Filing Deadline, shall file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use all reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Act as soon as practicable, but in no event later than the Effectiveness Deadline; provided, however, that no Holder shall be entitled to have its Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder is a party to this Agreement or otherwise agrees in writing to be bound by all the provisions of this Agreement that are applicable to such Holder.

The Company shall use all reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be lawfully delivered to the Holders until the earliest of (a) the sale of all Registrable Securities registered under the Shelf Registration Statement; (b) two years from the last date of original issuance of the Securities (or for such other period as shall be required by Rule 144(k) of the Act or any successor provision thereto); and (c) the date on which the Securities and any shares of Common Stock issued in conversion of the Securities (1) cease to be outstanding or (2) have been resold pursuant to Rule 144 under the Act (any such period described in this paragraph being referred to as the “Shelf Registration Period”).

(b) The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any three-month period or an aggregate of 120 days in any 12-month period if the Board of Directors of the Company shall have determined in good faith that because of bona fide business reasons (not including the avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use, the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

(c) Notwithstanding any provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the Effective Date of the Shelf Registration Statement, amendment or supplement, as applicable, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) The Company hereby agrees that it will not file any registration statement under the Securities Act (other than any registration on Form S-8 or any similar form) prior to the date on which it files the Shelf Registration Statement in accordance with Section 2(a) hereof.

3. Registration Procedures. (a) In connection with any Shelf Registration Statement, the following provisions shall apply:

(i) Not less than 30 Business Days prior to the Effective Date of the Shelf Registration Statement, the Company shall mail the Notice of Registration to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or have its Registrable Securities included therein, and no Holder shall be entitled to use the Prospectus forming a part of the Shelf Registration Statement for resales of Registrable Securities at any time, unless such Holder is an Electing Holder; provided, however, that Holders of Registrable Securities shall have at least 15 Business Days from the date on which the Notice of Registration is first received by such Holders to return a completed and signed Selling Securityholder Questionnaire to the Company.

(ii) The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Selling Securityholder Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof and is a party to this Agreement or has otherwise agreed to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall furnish to any Holders who so request, and its counsel and accountants, a reasonable amount of time prior to the proposed filing thereof with the Commission, an electronic or paper copy, at the Company’s option, of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein. All such documents proposed to be filed will be subject to review of one counsel, who shall be Debevoise & Plimpton LLP or another nationally-recognized law firm with specialization in securities laws chosen by the Company, at the Company’s expense. The Company will not file any Shelf Registration Statement or amendment or post-effective amendment or supplement to such Shelf Registration Statement to which such counsel will have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder. The Company shall use all reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Holders reasonably may propose.

(c) The Company shall give written notice to the Holders:

(i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any written request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any state or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening, during the Shelf Registration Period, of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which written notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

(d) The Company shall use all reasonable best efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

(e) The Company shall furnish, upon written request, to each requesting Holder included within the coverage of any Shelf Registration Statement, without charge, at least one electronic or paper copy, at the Company’s option, of such Shelf Registration Statement and any post-effective amendment thereto (including, to any such Holder who so requests, any reports or other documents incorporated therein by reference), including financial statements and schedules included therein, and, if such Holder so requests, all exhibits (including those incorporated by reference).

(f) The Company shall, during the Shelf Registration Period, deliver to each Holder included within the coverage of any Shelf Registration Statement, without charge, as many electronic or paper copies, at the Company’s option, of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use (except during the periods specified in Section 2(c) above or during the continuance of any event of the existence of any state of facts described in Section 3(c)(v) above) of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

(g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify, or shall cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(h) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(i) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(c) above (other than a request by the Commission solely for additional information as referred to in Section 3(c)(ii) and unless directed otherwise by the Commission), the Company shall promptly prepare and file a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Holders or purchasers of the Registrable Securities included therein, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the Securities in accordance with paragraphs (ii) through (v) of Section 3(c) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders of Registrable Securities shall suspend use of the Prospectus for such time.

(j) Not later than the Effective Date of any Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Registrable Securities registered under such Shelf Registration Statement, and provide the Transfer Agent and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(k) The Company shall comply, in all material respects, with all applicable rules and regulations of the Commission and shall make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) as soon as practicable after the Effective Date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, but in no event later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the Effective Date of the Registration Statement, which statement shall cover such 12-month period.

(l) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement as a condition to the registration of such Holder’s Registrable Securities thereunder to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Holder who offers and sells Registrable Securities by means of the Shelf Registration Statement shall do so in accordance with the terms thereof and the requirements of the Securities Act.

(m) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Holders reasonably agree should be included therein and to which the Company does not reasonably object, and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(n) The Company shall (i) make reasonably available for inspection by the Holders of Registrable Securities to be registered thereunder and any attorney, accountant or other agent retained by such Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be requested in connection with the discharge of their due diligence obligations and (ii) cause the Company’s officers, directors, employees and independent public accountants and the Transfer Agent to supply at the Company’s expense all relevant information reasonably requested by such

Holders, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, with respect to clauses (i) and (ii) of this paragraph, the Company shall have no obligation to provide any such information prior to the execution by the party receiving such information of a confidentiality agreement in a form reasonably acceptable to the Company; provided, further that any information that is designated in writing by the Company in good faith as confidential at the time of delivery of such information shall not be disclosed by such Holders, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, provided, further that prior notice shall be provided as soon as possible to the Company of the potential disclosure of any information by such Holder, attorney, accountant or agent pursuant to court proceeding or legal requirement in order to permit the Company to obtain a protective order with respect to such potential disclosure. The foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel, who shall be Debevoise & Plimpton LLP or another nationally-recognized law firm with specialization in securities laws chosen by the Company.

(o) The Company will use all reasonable best efforts to cause the Common Stock issuable upon conversion of the Securities to be listed on each securities exchange, over-the-counter market, or respective counterpart, if any, on which any shares of Common Stock are then listed.

(p) The Company shall use all reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

4. Registration Expenses. (a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Securities without the restrictive legend to be issued and printing of Prospectuses), messenger and delivery services and telephone;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing Common Stock issuable upon conversion of the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all brokerage commissions with respect to any Registrable Securities sold by it and, except as set forth in Section 4(b) below, the Company shall not be responsible for the fees and expenses of any counsel, accountant or advisor for the Holders.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders who are selling or reselling Registrable Securities pursuant to the Shelf Registration Statement for the reasonable and documented fees and disbursements of not more than one counsel, who shall be Debevoise & Plimpton LLP or another nationally-recognized law firm with specialization in securities laws chosen by the Company.

5. Indemnification and Contribution. (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered thereby, its partners, directors, officers, employees, advisors and agents and each person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act (such Holders, such partners, directors, officers, employees and advisors and such controlling persons are referred to collectively as the “Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, regardless of whether such losses, claims, damages or liabilities result from actions by the Company, any of its partners, directors, officers, employees, advisors, agents or controlling persons or by any third party and regardless of whether any Indemnified Party is a party to such actions, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment or supplement thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and shall reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to a Holder of Registrable Securities in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Holder of Registrable Securities covered by a Shelf Registration Statement severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each of the directors of the Company, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company, but only in respect of written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability it may have to any indemnified party (i) except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (ii) otherwise than under paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement if such indemnifying party (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of such counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party and the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraph (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offering and the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Holder on the other hand with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registrable Securities purchased under the Purchase Agreement (before deducting expenses) received by the Company bear to the total net proceeds received by such Holder with respect to its sale of Registrable Securities on the other. The relative faults of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding any other provision of this Section 5(e), the Holders of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(f) The agreements contained in this Section 5 shall survive the sale of Registrable Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Underwritten Offering.

No Holder of Registrable Securities may participate in any Underwritten Registration hereunder.

7. Additional Dividends Under Certain Circumstances. (a) Additional Dividends (as defined below) shall be payable as follows, if any of the following events occur (each such event in clauses (i) through (iii) below, a “Registration Default”):

(i) if a Shelf Registration Statement has not been filed with the Commission on or prior to the Filing Deadline;

(ii) if the Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline;

(iii) if (A) after the Shelf Registration Statement is declared effective, such Shelf Registration Statement ceases to be effective prior to the end of the Shelf Registration Period or (B) such Shelf Registration Statement or the related Prospectus ceases to be usable (including if the use of the Prospectus is suspended by the Company for more than 30 days in any three-month period or an aggregate of 120 days in any 12-month period, as set forth in Section 2(c) hereof) in connection with resales of Registrable Securities covered by such Shelf Registration Statement prior to the end of the Shelf Registration Period.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Dividends shall accrue with respect to the Securities from and including the date on which any such Registration Default shall occur to and including the date on which all such Registration Defaults have been cured or have ceased at a rate of (i) for the first 90 days after such Registration Default, 0.25% per annum and (ii) thereafter, 0.50% per annum (the “Additional Dividends”). The Additional Dividends attributable to any Registration Default shall cease to accrue from the date on which such Registration Default is cured.

(b) A Registration Default referred to in Section 7(a)(iii) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events or developments with respect to the Company that would need to be described in such Registration Statement or the related Prospectus and (ii) in the case of clause (y) the Company is proceeding promptly and in good faith to amend or supplement such Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days in any 90-day period or an aggregate of 120 days in any 12-month period, Additional Dividends shall be payable in accordance with the above paragraph from the day such Registration Default occurred until such Registration Default is cured.

(c) Any amounts of Additional Dividends due pursuant to Section 7(a) will be payable in cash on the regular dividend payment dates (or such other time as provided in the Certificate of Designations for the payment of dividends or distributions) with respect to the Securities. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends by the aggregate liquidation preference of the Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Dividends were applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

8. Rules 144 and 144A. The Company shall use all reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A of the Securities Act, or any successor regulation or statute thereto. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the requesting Holder upon request. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9. Miscellaneous.

(a) Remedies. The Company acknowledges and agrees that any failure by it to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.

(b) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it on or after the date hereof, enter into, any agreement with respect to its securities or otherwise that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a majority in principal amount of the Registrable Securities affected by such amendment, qualification, modification, supplement, waiver or consent.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be mailed, delivered, telegraphed and confirmed or faxed and confirmed:

(1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Certificate of Designations; and

(2) if to the Company, initially at its address set forth in the Purchase Agreement.

Any Holder or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Registrable Securities) shall not be considered to be outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(Signature page follows.)

Please confirm that the foregoing correctly sets forth the agreement between the Company and each Purchaser.

Very truly yours,

HEALTHSOUTH CORPORATION

By:	/s/ JOHN WORKMAN
Name:	John Workman
Title:	Executive Vice President and Chief Financial Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

Name of Investor: Shepherd Investments International, Ltd.

By:	/s/ MICHAEL A. ROTH
Name:	Michael A. Roth
Title:	Managing Member of its Investment Manager

Name of Investor: Stark Trading

By:	/s/ MICHAEL A. ROTH
Name:	Michael A. Roth
Title:	Managing Member of its Managing General Partner

Name of Investor: Advent Capital Management

By:	/s/ ROBERT J. WHITE
Name:	Robert J. White
Title:	Chief Financial Officer

Name	of Investor: AM Investment Partners, LLC

By:	/s/ MARK FRIEDMAN
Name:	Mark Friedman
Title:	Principal

Name of Investor: Amaranth LLC

By: Amaranth Advisors LLC, its Trading Advisor

By:	/s/ KARL J. WACHTER
Name:	Karl J. Wachter
Title:	Authorized Signatory

Name of Investor: AG Offshore Convertibles Ltd.

By: Angelo Gordon & Co., L.P.

Its: Investment Manager

By:	/s/ JOHN M. ANGELO
Name:	John M. Angelo
Title:	Chief Executive Officer

Name of Investor: CNH CA Master Account, L.P.

By:	/s/ BRADLEY ASNESS
Name:	Bradley Asness
Title:	Secretary, Principal

Name of Investor: Argent Funds Group

By:	/s/ BOBBY RICHARDSON
Name:	Bobby Richardson
Title:	Managing Director

Name of Investor: Aristeia

By:	/s/ ANTHONY FRASCELLA
Name:	Anthony Frascella
Title:	Principal

Name of Investor: Basso Capital Management, L.P. on behalf of 3-4 Basso Funds to be determined

By:	/s/ JOHN LEPORE
Name:	John Lepore
Title:	Authorized Signatory

Name of Investor: Camden Asset Management

By:	/s/ ALEXANDER A. LACH
Name:	Alexander A. Lach
Title:	Partner, Camden Asset Management

Name of Investor: CQS Convertible and Quantitative Strategies Master Fund Limtied

By:	/s/ MICHAEL HINTZ
Name:	Michael Hintz
Title:	Director

Name of Investor: Credit Suisse

By:	/s/ ONU ODIM
Name:	Onu Odim
Title:	Managing Director

Name of Investor: D.E. Shaw Valence Portfolios, L.L.C.

By:	D.E. Shaw & Co., L.P., as managing member

By:	/s/ JOE PRIOR
Name:	Joe Prior
Title:	Authorized Signatory

Name of Investor: Deerfield Management Company, LP

By:	/s/ DARREN LEVINE
Name:	Darren Levine
Title:	CFO

Name of Investor: DRW Securities

By:	/s/ DONALD R. WILSON, JR.
Name:	Donald R. Wilson, Jr.
Title:	Manager

Name of Investor: Empyrean Capital Partners, LP

By:	/s/ ANTHONY THIMES
Name:	Anthony Thimes
Title:	Chief Financial Officer

Name of Investor: Forest Investment Management

By:	/s/ STEVE DEVOE
Name:	Steve Devoe
Title:	President

Name of Investor: GLG Partners LP

By:	/s/ STEVE. ROTH
Name:	Steve Roth
Title:	Portfolio Manager

Name of Investor: Harvard Management Co.

By:	/s/ CRAIG A. SZEMAN
Name:	Craig A. Szeman
Title:	Vice President

Name of Investor: HBK Master Fund L.P.

By: HBK Investments L.P.

By:	/s/ J. BAKER GENTRY, JR.
Name:	J. Baker Gentry, Jr.
Title:	Authorized Signatory

Name of Investor: Highbridge International LLC

By: Highbridge Capital Management LLC

By:	/s/ RICHARD POTAPCHUK
Name:	Richard Potapchuk
Title:	Managing Director

Name of Investor: Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd.

By:	/s/ JENNIFER L. STIER
Name:	Jennifer L. Stier
Title:	Chief Operating Officer of Highfields Capital Management LP, Investment Manager On behalf of Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd.

Name of Investor: JD Capital

By:	/s/ ANDREW BARNARD
Name:	Andrew Barnard
Title:	Portfolio Manager

Name of Investor: JMG Capital Partners LP

By:	/s/ JONATHAN GLASS
Name:	Jonathan Glass
Title:	Member Manager of the GP

Name of Investor: Kamunting Street Master Fund, Ltd.

By:	/s/ GREGOR T. DANNALHER
Name:	Gregor T. Dannalher
Title:	Senior Analyst

Name of Investor: KBC Financial Products

By:	/s/ JASON CUEVAS
Name:	Jason Cuevas
Title:	Managing Director

Name of Investor: LibertyView Funds, L.P.

By:	/s/ STEVEN S. ROGERS
Name:	Steven S. Rogers
Title:	Authorized Signatory

Name of Investor: Linden Capital L.P.

By:	/s/ CRAIG JARVIS
Name:	Craig Jarvis
Title:	Authorized Signatory

Name of Investor: Marathon Global Convertible Master Fund, Ltd.

By:	/s/ CHRISTOPHE THOMAS
Name:	Christophe Thomas
Title:	Managing Director

Name of Investor: OZ Master Fund, Ltd.

By:	/s/ JOEL FRANK
Name:	Joel Frank
Title:	Chief Financial Officer

Name of Investor: Parabolic Partners

By:	/s/ A. PAUL BOWYER
Name:	A. Paul Bowyer
Title:	Managing Member

Name of Investor: Polygon Investment Partners LP

By:	/s/ WILLIAM W. HOBAN
Name:	William W. Hoban
Title:	Portfolio Manager

Name of Investor: Radcliffe SPC Ltd. For and on behalf of the Class A Convertible Crossover Segregated Portfolio, By: RG Capital Management, L.P., By: RGC Management Company LLC

By:	/s/ GERALD STAHLECKER
Name:	Gerald F. Stahlecker
Title:	Managing Director

Name of Investor: Ramius Capital

By:	/s/ MORGAN STARK
Name:	Morgan Stark
Title:	Managing Partner

Name of Investor: Funds Managed by Rumson Capital LLC

By:	/s/ JOHN BURKE
Name:	John Burke
Title:	Managing Partner

Name of Investor: Sandelman Partners

By:	/s/ MICHAEL PASCUTTI
Name:	Michael Pascutti
Title:	Partner

Name of Investor: Satellite Convertible Arbitrage Master Fund, LLC
By: Satellite Asset Management, L.P., its Investment Manager

By:	/s/ SIMON RAYKHER
Name:	Simon Raykher
Title:	General Counsel

Name of Investor: Satellite Credit Opportunities Fund, Ltd.
By: Satellite Asset Management, L.P., its Investment Manager

By:	/s/ SIMON RAYKHER
Name:	Simon Raykher
Title:	General Counsel

Name of Investor: Susquehanna Capital Group

By:	/s/ JACK GREENBERG
Name:	Jack Greenberg
Title:	Managing Director

Name of Investor: Suttonbrook Capital Portfolio LP

By:	/s/ BRETT SPECTOR
Name:	Brett Spector
Title:	Authorized Person

Name of Investor: TQA Investors LLC

By:	/s/ DARREN J. LONGIS
Name:	Darren J. Longis
Title:	Principal

Name of Investor: UBS A.G. (London Branch)

By:	/s/ RICHARD SIMPSON
Name:	Richard Simpson
Title:	Managing Director

Name of Investor: Whitebox Advisors, LLC

By:	/s/ ANDREW REDLEAF
Name:	Andrew Redleaf
Title:	Managing Member of the General Partner

Name of Investor: Zazove Associates, LLC, as registered investment advisor with discretionary authority

By:	/s/ STEVE KLIEMAN
Name:	Steve Klieman
Title:	COO Member